UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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AMERICAN ECOLOGY CORPORATION

(Name of Registrant as Specified In Its Charter)

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AMERICAN ECOLOGY CORPORATION 300 E. Mallard Drive, Suite 300 Boise, Idaho 83706 208-331-8400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	8:30 a.m. Mountain Daylight Time on Thursday, May 17, 2007

PLACE	Stoel Rives LLP 101 S. Capitol Blvd. Suite 1900 Boise, Idaho 83702

PURPOSE	(1) To elect six directors to the Board of Directors to serve a one year term.

(2) To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2007.

(3) To transact other business as may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE	You are entitled to vote if you were a stockholder at the close of business on March 19, 2007. A list of stockholders will be available for inspection for a period of ten (10) days prior to the meeting at the Company’s principal office in Boise, Idaho identified above and will also be available for inspection at the Annual Meeting of Stockholders.

VOTING BY PROXY	Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card.

Kenneth C. Leung
Chairman of the Board of Directors

Boise, Idaho
March 30, 2007

All Stockholders are cordially invited to attend the Annual Meeting of Stockholders in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (postage is prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting and revoke your proxy.

PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING UNLESS YOU FIRST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2007
OUTSTANDING SHARES AND VOTING RIGHTS
CORPORATE GOVERNANCE
SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
ELECTION OF DIRECTORS PROPOSAL NO. 1
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PROPOSAL NO. 2
AUDIT COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
DIRECTOR COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND DIRECTORS AND OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
HOUSEHOLDING
OTHER MATTERS

AMERICAN ECOLOGY CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2007

PROXY STATEMENT

This Proxy Statement relates to the Annual Meeting of Stockholders of American Ecology Corporation, (“Company”), a Delaware corporation, to be held on May 17, 2007, at 8:30 a.m., at the law offices of Stoel Rives LLP, 101 S. Capitol Blvd, Suite 1900, Boise, Idaho 83702, including any adjournments or postponements thereof (“Meeting” or “Annual Meeting”). This Proxy Statement, the accompanying proxy card and the Company’s Annual Report to Stockholders are first being mailed to stockholders of the Company on or about April 17, 2007. THESE MATERIALS ARE FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE COMPANY OF PROXIES FROM THE HOLDERS OF THE COMPANY’S COMMON STOCK, PAR VALUE $.01 PER SHARE (“COMMON STOCK”), FOR USE AT THE MEETING.

The principal solicitation of proxies is being made by mail; however, additional solicitation may be made by telephone, facsimile or personal visits by directors, officers and regular employees of the Company and its subsidiaries, who will not receive additional compensation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding soliciting material.

All shares represented by duly executed proxies in the accompanying form received prior to the Meeting will be voted in the manner specified therein. Any stockholder granting a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. Any stockholder present at the Meeting who expresses a desire to vote their shares in person may also revoke their proxy. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR each of the nominees for director listed herein, FOR the ratification of the Company’s independent registered public accounting firm and, with respect to any other business that may properly come before the Meeting, at the discretion of the persons named in the proxy.

STOCKHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING, TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

The Company’s Annual Report to Stockholders (“Annual Report”) for the fiscal year ended December 31, 2006 is being furnished with this Proxy Statement to stockholders of record as of March 19, 2007. The Annual Report does not constitute a part of the proxy solicitation material except as otherwise provided by the rules of the Securities and Exchange Commission (“SEC”), or as expressly provided for herein.

OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company fixed March 19, 2007 as the record date (“Record Date”) for the determination of stockholders entitled to notice of and to vote at the Meeting. On the Record Date there were 18,224,240 shares of common stock issued, outstanding and entitled to vote. The Company has no other voting securities outstanding. Each stockholder of record is entitled to one vote per share held on all matters submitted to a vote of stockholders, except that in electing directors, each stockholder is entitled to cumulate his or her votes and give any one candidate an aggregate number of votes equal to the number of directors to be elected (six) multiplied by the number of his or her shares, or to distribute such aggregate number of votes among as many candidates as he or she chooses. For a stockholder to exercise cumulative voting rights, the stockholder must give notice of his or her intention to cumulatively vote prior to the Meeting, or at the Meeting in person, prior to voting. If any stockholder has given such notice, all stockholders may cumulatively vote. The holders of proxies will have authority to cumulatively vote and allocate such votes in their discretion to one or more of the director nominees. The holders of the proxies solicited do not intend to cumulatively vote the shares they represent unless a stockholder indicates his or her intent to do so, in which instance they intend to cumulatively vote all the shares they hold by proxy in favor of the director nominees identified herein.

The holders of a majority of the outstanding shares of common stock on the Record Date entitled to vote at the Meeting in person or by proxy will constitute a quorum for the transaction of business at the Meeting. In accordance with the Company’s Bylaws, an affirmative vote of a majority of the votes cast is required for approval of all matters. Abstentions and broker non-votes are not included in the determination of the number of votes cast at the Meeting.

CORPORATE GOVERNANCE

In accordance with the Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the Company’s business, property and affairs are managed under the direction of the Board of Directors. Although the Company’s non-employee directors are not involved in day-to-day operations, they are kept informed of the Company’s business through written reports and documents provided to them regularly by the officers of the Company, as well as by operating, financial and other reports presented by the officers of the Company at meetings of the Board of Directors and Committees of the Board of Directors.

The Board of Directors is ultimately responsible for the Company’s corporate governance, and it is the responsibility of the Board of Directors to ensure that the Company complies with federal securities laws and regulations, including those promulgated under the Sarbanes-Oxley Act of 2002.

The Board of Directors has adopted a Code of Ethics for the Chief Executive and Senior Financial Officers of the Company as well as a Code of Ethics for Directors (collectively the “Codes of Ethics”) which are posted on the Company’s website at www.americanecology.com. Please note that none of the information on the Company’s website is incorporated by reference in this Proxy Statement. There have been no waivers or changes to the Codes of Ethics since their adoption. Any future waivers or changes would be disclosed on this website.

Independence.  The Company is required by Nasdaq listing standards to have a majority of independent directors. The Board of Directors has determined that six of the Company’s eight directors are independent as defined by the applicable Nasdaq standards. These six Directors are Roy C. Eliff, Edward F. Heil, John W. Poling, Sr., Richard Riazzi, Jimmy D. Ross and Richard T. Swope. Each of these Directors is free of any relationship that would interfere with his exercise of independent judgment. The Company is not aware of any potential conflict of interest involving either Directors or Management that is not disclosed in this Proxy Statement.

Meetings of the Board of Directors.  During the year ended December 31, 2006, the Board of Directors held eight meetings of the full Board. With the exception of Mr. Ross, each of the directors attended at least 75% of the aggregate of the total meetings of the Board of Directors and the total number of meetings held by the Committees on which he served. Director attendance at the Annual Meeting of Stockholders is encouraged but not required. All Directors attended the 2006 Annual Meeting of Stockholders. At each of its regularly scheduled meetings in fiscal year 2006, the Board of Directors met in executive session without management present. It is the policy of the Board of Directors to hold regular executive sessions where non-management directors meet without management participation.

Committees of the Board of Directors.  The Standing Committees of the Board of Directors are the Audit, Corporate Governance and Compensation Committees.

Audit Committee — Current members of the Audit Committee are Messrs. Eliff, Poling and Riazzi. Mr. Eliff is chairman. The Audit Committee, which met four times in 2006, has the following duties. It reviews the proposed plan and scope of the Company’s annual audit as well as the audit results and reviews and approves services provided by the Company’s independent registered public accountants and their fees. It meets with management to assure the adequacy of accounting principles, financial controls and policies. The Committee is also charged with reviewing transactions that may present a conflict of interest on the part of management or directors. It meets at least quarterly to review financial results, discuss financial statements and make recommendations to the Board. The Committee recommends dividend policy and confirms that cash flows are sufficient to support payments. It also reviews the independent registered public accountants’ recommendations for internal controls, adequacy of staff and management performance concerning audit and financial controls. The Board of Directors has determined that Messrs. Eliff, Poling and Riazzi meet the independence requirements set forth in the applicable Nasdaq listing standards and applicable rules under the Securities Exchange Act of 1934 as amended, and that Messrs. Eliff and

Poling qualify as “financial experts” as defined in Item 401(h) of Regulation S-K. Effective May 17, 2007, the Board of Directors will appoint another independent director to replace Mr. Riazzi, who is not standing for reelection. The written charter for the Audit Committee is available on the Company’s website at www.americanecology.com.

Corporate Governance Committee — Current members of the Corporate Governance Committee are Messrs. Riazzi, Ross and Swope. Mr. Ross is chairman. The Corporate Governance Committee, which met once in 2006, fulfills the requirements of a nominating committee required by the applicable Nasdaq listing standards. The Committee is responsible for identifying and recommending qualified and experienced individuals to fill vacancies and potential new director seats if the board is expanded. On February 24, 2005, the Board of Directors adopted a Corporate Governance Committee charter which is available on the Company’s website at www.americanecology.com. The Board of Directors has determined that Messrs. Riazzi, Ross, and Swope meet the independence requirements set forth in the applicable Nasdaq listing standards. Effective May 17, 2007, the Board of Directors will appoint independent directors to replace Messrs. Riazzi and Ross, who are not standing for reelection. In March 2007 the Corporate Governance Committee recommended, and the Board of Directors unanimously approved the six director nominees standing for election at the Annual Meeting.

Compensation Committee — Current members of the Compensation Committee, which met four times in 2006, are Messrs. Eliff, Poling and Swope. Mr. Swope is chairman. The Compensation Committee makes recommendations concerning employee salaries and incentive compensation, administers and approves grants under the 1992 Employee stock option plan and the 2006 Restrictive Stock Plan, addresses executive compensation and contract matters and performs other Board delegated functions. The Board of Directors has determined that Messrs. Eliff, Poling and Swope meet the independence requirements set forth in the applicable Nasdaq listing standards. The Board of Directors has not adopted a written charter for the Compensation Committee.

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Under the rules of the SEC, the Company must receive stockholder proposals submitted for inclusion in the Company’s proxy materials and for consideration at the 2008 Annual Meeting of Stockholders no later than December 18, 2007. Any such proposals are requested to be submitted to Jeffrey R. Feeler, Secretary, American Ecology Corporation, 300 E. Mallard Drive, Suite 300, Boise, Idaho 83706 and should comply with the SEC rules governing stockholder proposals submitted for inclusion in proxy materials.

Stockholders may also submit recommendations for nominees for director to the Corporate Governance Committee to Jeffrey R. Feeler, Secretary, American Ecology Corporation, 300 E. Mallard Drive, Suite 300, Boise, Idaho 83706. Recommendations are requested by December 18, 2007 for consideration by the Corporate Governance Committee for the 2008 Annual Meeting of Stockholders. In considering any nominee proposed by a stockholder, the Corporate Governance Committee will apply the criteria it uses in evaluating all director candidates. Nominees should reflect the proper expertise, skills, attributes and personal and professional backgrounds for service as a director of the Company.

Other stockholder communications to the Board of Directors may be sent at any time to Jeffrey R. Feeler, Secretary, American Ecology Corporation, 300 E. Mallard Drive, Suite 300, Boise, Idaho 83706. Management intends to summarize and present such communications to the Board of Directors.

ELECTION OF DIRECTORS

PROPOSAL NO. 1

At the Meeting, the six Director nominees receiving the greatest number of votes cast will be elected provided that each nominee receives a majority of the votes cast. Directors so elected will hold office until the next Annual Meeting of Stockholders or until their death, resignation or removal, in which case the Board of Directors may or may not appoint a successor. It is the intent of the persons named in the proxy, Stephen A. Romano and Jeffrey R. Feeler, to vote proxies that are not marked to the contrary for the director nominees named below. If any nominee is unable to serve, the named proxies may in their discretion vote for any or all other persons who may be nominated.

The Corporate Governance Committee recommended the six Directors who have consented to stand for election to the Board of Directors. During the nominating process, the Committee received input from multiple sources and evaluated a variety of subjective criteria. All named nominees have agreed to serve if elected.

During 2006, Mr. Poling was recommended for nomination to the Board by Kenneth C. Leung. No fees were paid to any party in relation to Mr. Poling’s nomination. During 2006, the Company did not receive any nominee recommendations from stockholders owning more than 5% of the Company’s common stock.

Current Directors Riazzi and Ross are not standing for re-election to the Board of Directors.

Nominees for Directors

Name	Age	Position with Company	Residence	Director Since

Roy C. Eliff	71	Independent Director	Hunt, TX	2002
Edward F. Heil	62	Independent Director	Miami Beach, FL	1994
Kenneth C. Leung	62	Chairman of the Board and Director	Brooklyn, NY	2005
John W. Poling, Sr.	61	Independent Director	West Chester, PA	2006
Stephen A. Romano	52	Chief Executive Officer and Director	Boise, ID	2002
Richard T. Swope	64	Independent Director	Washington, D.C.	2005

Roy C. Eliff joined the Board of Directors in 2002. Prior to his retirement in 2002, Mr. Eliff consulted with various clients to develop, organize and implement acquisitions and mergers strategies. He has served as an officer, director or Chief Financial Officer of publicly held companies, including 20 years as Vice President of Corporate Development/Acquisition for Browning Ferris Industries.

Edward F. Heil joined the Board of Directors in 1994. Mr. Heil is a land developer and private investor, and has owned and operated one of the largest solid waste landfills in the midwestern United States. Mr. Heil has more than 40 years experience in the construction and waste service industries and has, since 2002, served as a member of E.F. Heil, LLC, operator of a landfill in Plainfield, Illinois.

Kenneth C. Leung joined the Board of Directors in 2005. He also serves on the boards of AeroGrow International, Inc., Caprius, Inc., SystemOne Technologies, Inc., and Dewpoint Environmental, Inc. Mr. Leung is a Managing Director of investment banking at Sanders Morris Harris which he joined in 1995, Chief Investment Officer of the Environmental Opportunities Fund, Ltd. and is the editor of Environmental Review. He was previously associated with Smith Barney, F. Eberstadt & Company, Chemical Bank and Chase Manhattan Bank.

John W. Poling, Sr. joined the Board of Directors in 2006. Mr. Poling also serves on the boards of Kreisler Industrial Corp., SystemOne Technologies, Inc. and The Tube Media Corp. where he served as Executive Vice President Corporate Development and Chief Financial Officer. Mr. Poling resigned as Executive Vice President Corporate Development and Assistant Secretary from The Tube Media Corp. on March 2, 2007, but remains a Director. From 2002 to 2004 he was a partner at the financial consulting and information technology firm, Tatum Partners, LLP. He has also held Chief Financial Officer and other executive positions with U.S. Plastic Lumber Corporation, Roy F. Weston and Envirosource Technologies, previous owner of the Company’s Grand View, Idaho facility.

Stephen A. Romano joined the Board of Directors in 2002. He was appointed President and Chief Operating Officer in October 2001 and Chief Executive Officer in March 2002. He has served with the Company for more than 17 years in various positions. Mr. Romano earlier worked for the U.S. Nuclear Regulatory Commission, the Wisconsin Department of Natural Resources and EG&G Idaho.

Richard T. Swope joined the Board of Directors in 2005. General Swope (ret.) was a U.S. Air Force Officer for 34 years and retired as a Lieutenant General vice 3 star in 1998. His last active duty assignment was Inspector General of the Air Force. Mr. Swope is currently the Vice President of Air Force Programs and a board member at

Cypress International, Inc. and a board member at Kreisler Industrial Corp. Mr. Swope served as Vice President of Air Force Programs at Lockheed Martin from 1999 to 2004.

The Board of Directors unanimously recommends a vote FOR each of the listed nominees.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL NO. 2

The Audit Committee has selected and the Board of Directors has approved Moss Adams LLP as independent registered public accountants for the 2007 fiscal year. Moss Adams has examined the financial statements of the Company since its 2002 fiscal year. A Moss Adams representative plans to be present at the Annual Meeting to answer questions and will have an opportunity to make a statement if he or she desires to do so.

While stockholder ratification of Moss Adams as the Company’s independent registered public accountants is not required by the Company’s Articles, Bylaws or otherwise, the Board is submitting its selection of Moss Adams for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board, in conjunction with its Audit Committee, will reconsider whether or not to retain Moss Adams. If the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the votes cast is required to ratify the appointment of Moss Adams. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been ratified.

Audit and Other Fees

The aggregate fees billed to the Company for the fiscal years ended December 31, 2005 and 2006 by the Company’s principal accounting firm, Moss Adams, were as follows:

	2006	2005

Audit Fees	$257,217	$297,176
Audit-Related Fees (Audit of Employee Benefit Plan)	11,860	13,431
Tax Fees	—	—
All Other Fees	3,462	—

Total Fees	$272,539	$310,607

Moss Adams prepares an annual engagement letter that is submitted to the Audit Committee for approval. The engagement letter is a contract between the Company and Moss Adams that specifies the responsibilities of each party. It is signed on behalf of the Company by the Chairman of the Audit Committee and the Chief Accounting Officer. The Company pays Moss Adams a fixed amount for the annual audit and each quarterly review, and for any other services agreed to in the engagement letter or subsequent amendments. The Audit Committee believes that Moss Adams’ provision of non-audit services is compatible with maintaining the firm’s independence.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Moss Adams as the Company’s independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has also discussed with Moss Adams, the Company’s independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards 61. These include, among other items, the audit of the Company’s financial statements. The Audit Committee has reviewed with the independent registered public accountants their judgment as to the quality (i.e. not just the acceptability), of the Company’s accounting principles, as well as their opinion on management’s assessment of, and effective operation of, the Company’s internal control over financial reporting.

The Audit Committee has received written disclosures and the letter from Moss Adams required by Independence Standards Board Standard No. 1 relating to the registered public accountants’ independence from the Company and its related entities, and has discussed with Moss Adams the registered public accountant’s independence from the Company. The Audit Committee has considered whether the provision of services by the registered public accountants, other than audit services and review of Forms 10-Q, is compatible with maintaining the registered public accountants’ independence.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s earnings release and quarterly report on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 and the fiscal year earnings release and audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 with management. This included discussion of the quality, not just the acceptability, of Company accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Based on the review and discussion of the Company’s audited financial statements with management and the independent registered public accountants described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

While the Audit Committee has provided oversight, advice and direction regarding the Company’s financial reporting process, management is responsible for establishing and maintaining the Company’s internal controls, the preparation, presentation and integrity of financial statements and for the appropriateness of the accounting principles and reporting policies used by the Company. It is the responsibility of the independent registered public accountants, not the Audit Committee, to conduct the audit and opine on the conformity of the financial statements with accounting principles generally accepted in the United States and to review the Company’s unaudited interim financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures.

This report is respectfully submitted by the Audit Committee of the Board of Directors:

AUDIT COMMITTEE

Roy C. Eliff, Audit Committee Chairman
Richard Riazzi
John W. Poling, Sr.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the Company’s compensation program for the Chief Executive Officer, the Chief Accounting Officer, and the other three most highly compensated executive officers. These individuals are referred to collectively in this Proxy Statement as the Company’s Named Executive Officers.

Principles and Objectives

The Compensation Committee, composed entirely of independent directors, administers the Company’s executive compensation program. Committee membership is determined by the Board of Directors. Its role is to oversee the Company’s compensation and benefit plans and policies, administer its stock plans (including reviewing and approving equity grants to selected employees), and to review and propose all compensation matters for Company officers including the Named Executive Officers. The Compensation Committee submits its recommendations to the non-employee Directors of the Board for approval.

The Board of Directors believes that executive compensation should reflect value created for stockholders consistent with the Company’s strategic goals. The following principles are among those applied by the Compensation Committee:

1. Executive compensation should be meaningfully related to long-term and short-term value created for stockholders.

2. Executive compensation programs should support the long-term and short-term strategic goals and objectives.

3. Executive compensation programs should reflect the Company’s overall value and business growth and reward individuals for outstanding contributions.

4. Short and long-term executive compensation are critical factors in attracting and retaining well-qualified executives.

Executive compensation is based on three components: base salary, annual short-term incentive opportunities and discretionary equity-based awards. The Compensation Committee regularly reviews each compensation program component to ensure consistency with the Company’s objectives.

The Compensation Committee seeks to apply best practices in developing and administering compensation and benefit programs and has taken steps to enhance its ability to effectively carry out its responsibilities and to ensure that the Company maintains strong links between pay and performance. Examples of actions the Compensation Committee has taken to accomplish this include:

•	rotating Compensation Committee members and the Committee chairmen;

•	hiring an independent compensation consulting firm to provide advice on executive compensation;

•	strengthening the link between annual Chief Executive Officer pay and stockholder value creation;

•	establishing minimum stock ownership requirements for the Chief Executive Officer;

•	entering into change-of-control agreements to better align the interests of executives and other key employees with stockholders; and

•	establishing incentive programs for the Chief Executive Officer and other senior executives.

Relevance to Performance

The executive compensation program emphasizes performance measured by goals that align the interest of executives with those of the Company and its stockholders. For the Named Executive Officers to earn incentive payments, the Company must meet or exceed specified financial performance targets.

For an additional description of the 2006 incentive payments, see below under the captions “Elements of Compensation — Annual Short-Term Incentives” and “Summary Compensation Table — Non-Equity Incentive

Plan Compensation.” These performance targets were based on achievement of specified operating income growth levels, a measure determined by the Board of Directors to reflect meaningful creation of stockholder value. For 2006, the Company’s targets were met and incentive payments were made as approved upon the availability of final audited financial results for 2006. A substantially similar program has been approved for Named Executive Officers and other key employees for 2007. The Board also grants equity-based compensation based on the Company’s performance and the performance of executives and other employees considered for such grants. The Compensation Committee evaluates such grants on an annual basis based on the above performance considerations and financial impact to the Company including the effect of dilution.

Elements of Compensation

The Compensation Committee believes that each compensation element complements the others and that together they serve to achieve the Company’s compensation objectives.

Base Salary — The Company provides competitive base salaries to attract and retain executive talent. The Compensation Committee believes that a competitive base salary provides a degree of financial stability for the Named Executive Officers. Salaries also form the basis for evaluating other compensation. For example, annual short-term incentive opportunities are a percentage of base salary.

In determining appropriate base salaries for executive officers, the Compensation Committee considers, among other factors, (i) executive compensation at comparator companies in the environmental industry, (ii) performance of the Company and contributing roles of individual executive officers, (iii) each executive’s experience and responsibilities, and (iv) the performance of each executive. The Compensation Committee does not assign a particular weight to any factor.

Annual Short-Term Incentives — Consistent with its commitment to performance-based compensation, the Company has established plans under which Named Executive Officers and other employees are eligible to earn annual incentive cash payments (“Cash Incentive”) based on Company performance compared to established operating income targets that apply to all Named Executive Officers. This Cash Incentive is calculated as a percentage of annual base salary. These percentages are developed by the Compensation Committee according to each person’s duties, level of responsibility and other compensation and are submitted to the non-employee Directors of the Board for approval.

Payment of Cash Incentives is contingent on the Company meeting its annual operating income targets. If such financial targets are attained, each Named Executive Officer will receive 50% of his Cash Incentive target, with an additional 50% contingent on evaluation of such officer’s contribution to achieving Company priorities as well as an evaluation of the quality of the individual’s performance in exercising assigned responsibilities. After the end of each calendar year, any Cash Incentive is determined and paid for the prior year. For 2006, the Compensation Committee recommended and the Board approved the 2006 Cash Incentives described under the caption “Summary Compensation Table — Non-Equity Incentive Plan Compensation.” With the exception of the Chief Executive Officer and Messrs. Baumgardner and Gilberg, who were covered by a different program in 2006, each Named Executive Officer had targeted Cash Incentives, expressed as a percentage of base salary, contingent on meeting the operating income target of $20,675,000. These Named Executive Officers received an increased Cash Incentive of an additional 10% of base salary for attaining the “stretch” operating income target of $22,887,000. Cash Incentives available to Messrs. Romano, Baumgardner and Gilberg were governed by a separate plan established in 2003 and more fully described under the caption “Summary Compensation Table — Non-Equity Incentive Plan Compensation” below.

Discretionary Equity Awards — The Company may grant stock options or shares of restricted stock to key employees, including the Named Executive Officers, as part of their total compensation package. These awards are consistent with compensation principles because they focus the attention of executives on long-term strategic goals through multi-year vesting formulas. This directly aligns the interest of executives with stockholders because their value depends on the Company’s future success. Discretionary grant recommendations for 2006 reflected consideration of information on comparator companies in the environmental industry, employee and Company performance, previous grants by the Company and executive retention objectives.

In addition to the compensation elements described above, Named Executive Officers are eligible to participate in all health and other benefits generally available to other salaried employees, including matching contributions to the Company’s 401(k) Plan. Total 401(k) Plan contributions made by the Company on behalf of the Named Executive Officers during the 2006 performance period are found in Column (h) of the “Summary Compensation Table” below.

Discretionary Bonuses — The Company may, from time to time, grant discretionary bonuses to Named Executive Officers in order to achieve defined objectives. Although this element is infrequently used, such a discretionary bonus was authorized and paid in 2006 to Mr. Gilberg to provide an incentive for him to assist with the timely transition of his responsibilities to Mr. Feeler.

Role of Consultants

The Company’s Human Resource Department supports the Compensation Committee by providing requested information and analyses. The Committee also utilizes outside consultants. In 2005 the Compensation Committee engaged Steven Hall & Partners to help evaluate appropriate compensation for the Named Executive Officers and others based on executive compensation data for a peer group of publicly traded environmental companies. This comparator information was used as a data point and was not a primary determinant in setting compensation for the Company’s Named Executive Officers. Steven Hall & Partners participated in two Compensation Committee meetings in 2005 and one in 2006.

Role of Executives

The Compensation Committee also considers recommendations from the Chief Executive Officer regarding compensation for executives and other employees. As part of this process, historical compensation information for each executive officer is provided to the Compensation Committee.

Equity and Security Ownership Guidelines

Stock ownership requirements were recently put in place to further align the interests of the Chief Executive Officer with those of stockholders. The First Amendment to Stock Option Agreement between the Company and Mr. Stephen Romano provides that, effective December 7, 2006, Mr. Romano must retain shares of common stock equal in value to at least four times his annual salary. Common stock ownership includes shares over which he has direct or indirect ownership or control, including restricted stock, but does not include unexercised stock options. Non-compliance would result in forfeiture of any unvested stock options and ineligibility to participate in Company incentive programs.

Mr. Romano’s ownership requirement is effective until the earlier of a change of control, the termination of his employment without cause, his resignation for good reason, or a change in his title or duties from that of Chief Executive Officer. Mr. Romano currently owns stock in excess of his stock ownership requirement. Equity ownership requirements do not apply to other Named Executive Officers.

Severance Arrangements

With the exception of Mr. Romano, the Company does not maintain employment agreements with Named Executive Officers. The Compensation Committee believes that the absence of employment agreements provides the Company with more flexibility. However, the Company has entered into change-of-control agreements with its Named Executive Officers and other key employees to better align the interests of these individuals with those of its stockholders in the event of a potential change of control. Under these agreements, each Named Executive Officer is entitled to certain payments and benefits if a change of control occurs. The Compensation Committee believes that these protections are an effective tool for attracting and retaining key employees and are similar to those of other companies. In addition, because such agreements provide the accelerated vesting of restricted stock and stock options (described more fully below), they provide an incentive to Named Executive Officers to maximize stockholder value in connection with any such change of control. For more information on the change-of-control agreements, refer to the “Potential Payments Upon Termination or Change of Control” section of this Proxy Statement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the management of the Company and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006.

This report is respectfully submitted by the Compensation Committee of the Board of Directors:

COMPENSATION COMMITTEE

Richard T. Swope, Committee Chairman
Roy C. Eliff
John W. Poling, Sr.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation of the Named Executive Officers for the year ended December 31, 2006 and is accompanied by a narrative disclosure of material information included in the table.

							Non-Equity
					Stock	Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary	Bonus		Awards($)	Awards	Compensation	Compensation[1]	Total
(a)	(b)	($)(c)	($)(d)		(e)	($)(f)	($)(g)	($)(h)	($)(i)

Stephen A. Romano	2006	245,577	—		2,901	71,617	494,505	7,260	821,860
President & CEO
Jeffrey R. Feeler	2006	50,769	—		1,450	24,670	26,460	—	103,349
Chief Accounting Officer
Steven D. Welling	2006	128,750	—		1,450	24,670	220,681	7,260	382,811
Vice President of Sales & Marketing
John M. Cooper	2006	124,694	—		1,450	24,670	55,688	5,852	212,354
Vice President & Chief Information Officer
Simon G. Bell	2006	125,000	—		1,450	24,670	55,688	6,700	213,508
Vice President of Hazardous Waste Operations
James R. Baumgardner[2]	2006	61,890	—		—	11,377	—	7,260	80,527
Chief Financial Officer 1/1/06 to 3/25/06
Michael J. Gilberg[3]	2006	79,065	10,000	[4]	—	7,111	—	6,607	102,783
Chief Accounting Officer 1/1/06 to 7/28/06

1 Contributions the Company made on behalf of each Named Executive Officer in 2006 under the Company sponsored 401(k) plan. For Mr. Bell, All Other Compensation also includes $719 of imputed income for use of a Company vehicle.
2 Mr. Baumgardner resigned from his position as Chief Financial Officer effective March 25, 2006.
3 Upon Mr. Baumgardner’s resignation, Mr. Gilberg was designated the Company’s principal accounting officer and served in that capacity until his resignation effective July 28, 2006.
4 Retention bonus paid Mr. Gilberg to assist with the timely transition of his responsibilities to Mr. Feeler.

Salary  — The base salaries for the Named Executive Officers were increased over their base salaries for 2005 as follows: (i) Mr. Romano received a 20% increase effective August 14, 2006 from $230,000 to $275,000, and (ii) Mr. Cooper Received a 7% increase effective January 1, 2006 from $117,000 to $125,000. Salaries for all other Named Executive Officers remained unchanged.

Stock Awards/Option Awards — Columns (e) and (f) show the aggregate dollar amounts recognized for financial statement reporting purposes with respect to restricted stock and stock option awards, determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R). The fair market value on the date of grant of the restricted stock was $21.53. The fair value of each option was estimated using the Black-Scholes option-pricing model with the following assumptions: Expected Life in Years — 3.5, Expected Annualized Volatility — 52%, Expected Annual Rate of Quarterly Dividends — 3.1% and Risk-free Interest Rate — 5.0%. For additional information about the 2006 restricted stock and stock option awards, please refer to the narrative regarding Columns (f) and (g) respectively in the “Grants of Plan-Based Awards” table.

Non-Equity Incentive Plan Compensation — Effective January 1, 2003, the Compensation Committee recommended and the Board of Directors approved the 2003 Management Incentive Plan (“2003 MIP”) providing executive incentive compensation for performance through 2006. The 2003 MIP called for a bonus pool to be established upon the Company achieving targeted pre-tax operating income (“Income Goal”). In 2004 (“Attainment Year”) the Company reported operating income in excess of the Income Goal and the bonus pool was funded. The amount paid to Mr. Romano in 2006 was the last of three equal installments of his allocated percentage of this pool. While the bonus pool was funded and the initial installment paid was based on Attainment Year results, subsequent payments were based on achieving the Income Goal in the first and second years following the Attainment Year. Only Mr. Romano was eligible to receive payment under the 2003 MIP for the 2006 performance period. Messrs. Baumgardner and Gilberg were ineligible due to their resignations from the Company.

Effective January 1, 2006, the Committee recommended and the Board approved the 2006 Management Incentive Plan (“2006 MIP”) covering performance for Messrs. Feeler, Cooper and Bell. The targeted percentage for each of these Named Executive Officers was 35% of base salary with an additional 10% available if the target operating income was exceeded by a given percentage, referred to as the “stretch” budget. Fifty percent of payments available under the 2006 MIP were based on the Company achieving the targeted operating income. Up to an additional 50% was available based on achieving priorities within each functional area, teamwork, and other evaluative factors. For 2006, the target operating income for the Company and the “stretch” budget were exceeded. The total amount paid to Messrs. Cooper and Bell under the 2006 MIP is equal to approximately 45% of each officer’s 2006 base salary. The amount paid to Mr. Feeler was adjusted to reflect his commencement with the Company in July of 2006 and is equal to approximately 22% of his base salary.

Non-equity incentive plan compensation was paid to Mr. Welling, Vice President of Sales & Marketing, under the Company’s 2004 Sales Incentive Plan (“2004 Sales Plan”). This plan is designed to, among other things, leverage Mr. Welling’s sales and leadership skills to improve the performance of individual sales team members and drive overall team performance and efficiency. Mr. Welling was paid quarterly based on a percentage of treatment and disposal revenue generated at the Company’s four operating facilities during the 2006 performance period with the exception of revenue derived from transportation as well as rate-regulated low-level radioactive waste received at the Company’s Richland, Washington facility.

The Board of Directors approved the 2007 Executive/Senior Management Incentive Bonus Plan (“2007 MIP”) covering the performance of all Named Executive Officers and other key employees. Like the 2006 MIP, participants under the 2007 MIP are eligible to earn an incentive bonus calculated as a percentage of their base salary upon the Company meeting or exceeding board approved budgeted financial goals and certain strategic operating objectives. For each participant in the 2007 MIP, up to 50% of the incentive bonus may be earned on the achievement of the budgeted financial targets for operating income. Up to an additional 50% of the incentive bonus may be earned based on achievement of functional area performance priorities, teamwork, and other evaluative factors which, in the case of Mr. Romano, will be determined by the Company’s Board of Directors and, in the case of each of the other participants in the 2007 MIP, will be determined by the Company’s Compensation Committee with consultation from the Chief Executive Officer. The maximum payments available under the 2007 MIP are an amount equal to 100% of base salary for the President and Chief Executive Officer, 45% of base salary for the Vice

President, Controller & Chief Accounting Officer, Vice President & Chief Information Officer, Vice President of Hazardous Waste Operations and 35% for the Vice President of Sales & Marketing. To be eligible for an award under the 2007 MIP, the participant must be employed by the Company on a full-time basis for the entire 12 months of 2007 and must be employed by the Company on the last day of the performance period and on the date of any such payment.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information for each Named Executive Officer regarding estimated payouts of the (i) annual cash incentive opportunities granted under their respective incentive plans and (ii) the number of restricted shares and options awarded during the year ended December 31, 2006 and is accompanied by a narrative disclosure of material information included in the table.

					All Other	All Other
					Stock	Option	Exercise or
					Awards:	Awards:	Base
					Number of	Number of	Price of
		Estimated Future Payouts			Shares of	Securities	Option
	Grant	Under Non-Equity Incentive Plan Awards			Stock or	Underlying	Awards
Name	Date	Threshold	Target	Maximum	Units	Options	($/Sh)
(a)	(b)	($)(c)	($)(d)	($)(e)	(#)(f)	(#)(g)	(h)

Stephen A. Romano			494,505
	7/27/2006					35,000	$21.74
	8/10/2006				1,000
Jeffrey R. Feeler			21,000	27,000
	7/27/2006					20,000	$21.74
	8/10/2006				500
Steven D. Welling	7/27/2006					20,000
	8/10/2006				500
John M. Cooper			43,750	56,250
	7/27/2006					20,000	$21.74
	8/10/2006				500
Simon G. Bell			43,750	56,250
	7/27/2006
	8/10/2006				500	20,000	$21.74
James R. Baumgardner			197,802
1/1/06 to 3/25/06
Michael J. Gilberg			123,626
1/1/06 to 7/28/06

Estimated Future Payouts Under Non-Equity Incentive Plan Award — The information included in the “Target” and “Maximum” columns reflects the range of potential payouts under the incentive plans. In the case of Messrs. Romano, Baumgardner and Gilberg, the 2003 MIP provided for a single payout and is disclosed in the “Target” column. In the case of Messrs. Feeler, Cooper and Bell, the “Target” represents the amount to which they were entitled based on the Company achieving targeted operating income levels. “Maximum” represents the amount available if the “stretch” budget is achieved and evaluative factors are paid at maximum levels. Refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the aggregate amount of the annual incentive award and discretionary increases earned by the Named Executive Officers under their respective incentive plans. While Mr. Welling received Non-Equity Incentive Plan distributions, “Threshold,” “Target” and “Maximum” amounts do not apply as the 2004 Sales Plan does not allocate payment by these categories. Unlike the MIP, incentive awards are earned by Mr. Welling with the first dollar of non rate regulated treatment and disposal revenue. There are no thresholds or maximums (or equivalent items).

All Other Stock Awards — Column (f) shows the number of restricted shares of the Company’s unregistered common stock awarded to the Named Executive Officers. Shares were issued on a discretionary basis under the stockholder-approved 2006 Restricted Stock Plan to retain and reward employees upon whose judgment, initiative and efforts the Company’s continued success depends. Vesting terms are described more fully under the “Outstanding Equity Awards at Fiscal Year-End” table below.

All Other Option Awards — The Board of Directors granted stock options to the Named Executive Officers and other eligible employees under the Company’s 1992 Employee Stock Option Plan as amended to further align the interests of the Named Executive Officers with those of the Company’s stockholders and motivate them to create long-term stockholder value. These stock options were awarded at an exercise price equal to the fair market value of Company common stock on the date of grant and will have value only if the market price of the common stock increases. Vesting terms of these awards are described more fully under the “Outstanding Equity Awards at Fiscal Year-End” table below.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information for each Named Executive Officer with respect to (i) each option to purchase the Company’s common stock that had not been exercised and remained outstanding as of December 31, 2006, and (ii) each award of restricted stock that had not vested and remained outstanding as of December 31, 2006 and is accompanied by a narrative disclosure of material information included in the table.

	Option Awards					Stock Awards
	Number of		Number of				Market
	Securities		Securities			Number of	Value of
	Underlying		Underlying			Shares or	Shares or
	Unexercised		Unexercised			Units of	Units of
	Options		Options[5]	Option	Option	Stock That	Stock That
	(#)		(#)	Exercise	Expiration	Have Not	Have Not
Name	Exercisable		Unexercisable	Price	Date	Vested[6]	Vested
(a)	(b)		(c)	($)(d)	(e)	(#)(f)	($)[7](g)

Stephen A. Romano	50,000	[8]	—	6.50	2/11/2013	—	—
	—		35,000	21.74	7/27/2016	—	—
	—		—	—	—	1,000	18,500
Jeffrey R. Feeler	—		20,000	21.74	7/27/2016	500	9,255
Steven D. Welling	—		20,000	21.74	7/27/2016	500	9,255
John M. Cooper	—		20,000	21.74	7/27/2016	500	9,255
Simon G. Bell	—		20,000	21.74	7/27/2016	500	9,255
James R. Baumgardner	—		—	—	—	—	—
1/1/06 to 3/25/06
Michael J. Gilberg	—		—	—	—	—	—
1/1/06 to 7/28/06

Shares of the Company’s restricted stock and stock options awarded in 2006 vest ratably on the first, second and third anniversary of the respective grant date and are not subject to performance-based conditions. Under terms of his employment agreement, Mr. Romano would become 100% vested in his unexercisable options and unvested shares of restricted stock upon (i) his separation from the Company due to death, disability or retirement or (ii) termination by the Company without cause or by Mr. Romano for good reason in connection with a change of control event. The other Named Executive Officers would become 100% vested in their unexercisable options and unvested shares of restricted stock upon an involuntary termination by the Company without cause in connection with a change of control event.

5 Options were granted on July 27, 2006 and vest ratably on the first, second and third anniversary.
6 Restricted shares were granted on August 10, 2006 and vest ratably on the first, second and third anniversary.
7 Value determined based on closing price of Company stock on December 29, 2006 of $18.51.
8 Options were subsequently exercised by Mr. Romano on January 5, 2007.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information for each Named Executive Officer with respect to the exercise of options to purchase shares of the Company’s common stock during 2006 and is accompanied by a narrative disclosure of material information included in the table.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise	Exercise	Vesting	Vesting
(a)	(#)(b)	($)(c)	(#)(d)	($)(e)

Stephen A. Romano	221,209	3,207,269	—	—
Jeffrey R. Feeler	—	—	—	—
Steven D. Welling	—	—	—	—
John M. Cooper	—	—	—	—
Simon G. Bell	—	—	—	—
James R. Baumgardner	108,483	1,452,584	—	—
1/1/06 to 3/25/06
Michael J. Gilberg	32,528	559,587	—	—
1/1/06 to 7/28/06

Options were exercised pursuant to multiple grants and with exercise prices ranging from $3.00 to $6.50. All option exercises by Messrs. Gilberg and Baumgardner occurred prior to their resignations from the Company. Value realized on exercise reflects the product of (i) the number of shares acquired upon the exercise of the stock options, multiplied by (ii) the excess of (x) the average of the high and low price per share of the Company’s common stock on the date of exercise, over (y) the per share exercise price of the stock option.

DIRECTOR COMPENSATION9

The following table sets forth information regarding compensation for the year ended December 31, 2006 for the Company’s non-employee Directors and is accompanied by a narrative disclosure of material information included in the table.

	Fees Earned
Name	or Paid in Cash	Stock Awards	Total
(a)	($)(b)	($)(c)	($)(d)

Roy C. Eliff	36,250	25,480	61,730
Edward F. Heil	26,000	25,480	51,480
Kenneth C. Leung	45,750	25,480	71,230
John W. Poling, Sr.	19,600	14,583	34,183
Richard T. Swope	35,750	25,480	61,230
Three Directors Not Standing for Re-election	63,900	50,480	114,380

Fees Earned in Cash — Under the present stockholder-approved plan, Directors who are not employees of the Company or its subsidiaries receive an annual fee of $16,000 payable quarterly. The Chairman of the Board is entitled to receive an additional fee of $20,000. Committee chairmen are entitled to receive an additional fee of $4,000. Directors also receive $1,000 for each meeting attended in person and $750 for each telephonic meeting lasting greater than 30 minutes. Employee Directors receive no additional compensation for their service as directors. Mr. Romano is the only such director.

Stock Awards — Under the present stockholder-approved plan, non-employee Directors receive restricted stock worth $25,000 at the time of election to the Board at the Annual Meeting of Stockholders. This restricted stock vests at the next annual meeting unless the grantee ceases to be a Director prior to the next annual meeting or does not attend at least 75% of the regularly scheduled meetings of the Board between the award and vesting date. The number of shares awarded each Director in 2006 was 1,000, equivalent to $25,000 divided by the Fair Market Value

9 Directors Eliff, Riazzi and Ross own, respectively, 10,000, 7,500 and 7,500 options granted under the Company’s former 1992 Outside Director Stock Option Plan. Each of the current directors owns 1,000 shares of restricted stock awarded in 2006 pursuant to the Company’s 2005 Non-Employee Director Compensation Plan.

of the stock on the award date rounded to the nearest 100 shares. The Fair Market Value of the Company’s common stock on the award date of May 26, 2006 was $25.48.

All directors are reimbursed for their reasonable travel and other expenses involved in attending Board and Committee meetings.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The Company has entered into agreements and maintains certain plans and arrangements that require the Company or its successors to pay or provide certain compensation and benefits to its Named Executive Officers in the event of certain terminations of employment or a change of control. The compensation and benefits payable to Mr. Romano are addressed in his Amended and Restated Executive Employment Agreement. Compensation and benefits paid to the Vice President, Controller & Chief Accounting Officer, Vice President of Sales & Marketing, Vice President & Chief Information Officer and Vice President of Hazardous Waste Operations are set forth in their respective Change-of-Control Agreements. The estimated amount of compensation and benefits payable or provided to each Named Executive Officer under various scenarios is summarized below.

Termination — On January 31, 2007, the Company entered into an Amended and Restated Executive Employment Agreement (“Amended and Restated Employment Agreement”) with Mr. Romano which amends and restates in its entirety the February 11, 2003 employment agreement between him and the Company. The Amended and Restated Employment Agreement extends the term of Mr. Romano’s employment through December 31, 2009 and provides that his annual base salary will be at least $275,000 per year. Compensation due to Mr. Romano in the event of termination from the Company is dependent upon the basis for separation.

For Cause or Without Good Reason — Under the terms of the Amended and Restated Employment Agreement, if Mr. Romano’s employment is terminated for cause or by Mr. Romano without good reason, vested and unvested stock options and all unvested shares of restricted stock would be automatically forfeited. The Company would pay him the following Accrued Obligations:

1. Any unpaid base salary through the termination date and any accrued vacation;

2. Any unpaid bonus earned for any fiscal year ending on or prior to the termination date;

3. Any un-reimbursed business expenses incurred through the termination date; and

4. All other payments or other benefits Mr. Romano may be entitled to under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit program or grant.

Without Cause or for Good Reason — If Mr. Romano’s employment is terminated by the Company without cause or by Mr. Romano for good reason, in addition to the Accrued Obligations, he would be entitled to the following Additional Benefits:

1.	Continued vesting of stock options for a period of 12 months following the termination date (such vested options to remain exercisable for the shorter of one year or the balance of the then-remaining term of the Amended and Restated Executive Employment Agreement10);

2.	Continued vesting of restricted stock grants for a period of 12 months following termination; and

3.	Continued medical, hospitalization, life insurance and disability benefits to which he was entitled at the termination date for a period of 24 months following the termination date.

Death or Disability — If Mr. Romano’s employment is terminated due to death, the Company would pay his estate the Accrued Obligations. Should his employment be terminated due to disability, in addition to the Accrued Obligations, Mr. Romano would be eligible to participate in the Company’s long-term disability plan on a basis no less favorable to him than other Named Executive Officers. Whether terminated due to death or disability, (i) all stock options held at the termination date become 100% vested and remain exercisable for a period which is the shorter of one year, the then-remaining term of the stock option or the balance of the then-remaining term of the Amended and Restated Employment Agreement; and (ii) all restricted stock grants held at the termination date become 100% vested.

Retirement — If Mr. Romano’s employment is terminated by retirement, in addition to the Accrued Obligations, all stock options held at the termination date become 100% vested and remain exercisable for the balance of the then-remaining term of the Amended and Restated Executive Employment Agreement; and all restricted stock grants held at the termination date become 100% vested.

Based on a hypothetical termination of December 31, 2006, Mr. Romano would be entitled to the following depending on the Basis for Termination identified in the first column:

				Medical,
				Hospital,
	Base			Life
	Salary/			Insurance
	Accrued		Restricted	and		Long-Term
	Vacation	Options	Stock	Disability		Disability		Total
Basis for Termination	($)	($)	($)	($)		($)		($)

For cause or without good reason	40,434	—	—	—		—		40,434
Without cause or for good reason	40,434	—	6,170	12,956	[11]	—		59,560
Death	40,434	—	18,510	—		—		58,944
Retirement	40,434	—	18,510	—		—		58,944
Disability	40,434	—	18,510	47,400	[12]	195	[13]	106,539

In the case of termination without cause or by Mr. Romano for good reason, continued vesting of stock options and restricted stock for a period of 12 months would result in 11,667 options and 334 restricted shares vesting on July 27, 2007 and August 10, 2007 respectively. The amount in the “Restricted Stock” column under this scenario reflects a Fair Market Value equal to the closing price on December 29, 2006 of $18.51. Because the Fair Market Value is less than the option exercise price, the value of the options is assumed to be zero.

Change of Control — Change-of-control benefits are intended to encourage the cooperation and minimize potential resistance of executives and other key employees to potential change of control transactions that may be in

10 The remaining term of Mr. Romano’s outstanding stock options is 10 years from the grant date of July 27, 2006. The remaining term of Mr. Romano’s Amended and Restated Employment Agreement is approximately two years, but will automatically renew for additional one year periods if neither the Company nor Mr. Romano notify the other of an intent not to renew.
11 Assumes payment of health and life insurance premiums for 24 months.
12 Assumes payment of health and life insurance premiums for 13 weeks + short-term disability payments for 13 weeks.
13 Assumes payment of long-term disability premiums for 90 days.

the best interests of stockholders. Relative to the overall value of the Company, these potential change-of-control benefits are minor. The cash components of any change of control benefits are paid in a lump sum within 45 days following the date of the change of control.

Mr. Romano’s Amended and the Restated Employment Agreement and the Change-of-Control Agreements recently entered into between the Company and other key employees including the other Named Executives provide for payments upon a change of control based on a multiple of base salary. Assuming a change of control event occurred on December 31, 2006 the following amounts would be paid in a single lump sum within 45 days of such event.

			Change of
			Control
	Base Salary		Payout
Named Executive Officer	($)	Multiple	($)

Stephen A. Romano	275,000	2	550,000
Jeffrey R. Feeler	120,000	1	120,000
Steven D. Welling	128,750	1	128,750
John M. Cooper	125,000	1	125,000
Simon G. Bell	125,000	1	125,000

Chief Executive Officer — If Mr. Romano’s employment is terminated without cause by the Company or by Mr. Romano for good reason within 12 months following a change of control, the Company would pay Mr. Romano the Accrued Obligations as previously defined and the following:

1. A pro rata portion of the cash bonus payable to him under a management incentive program earned during the year in which the change in control occurred, if any; and

2. Continued medical, hospitalization, life insurance and disability benefits to which he was entitled at the termination date for a period of 12 months following the termination date.

In addition (i) all stock options held by Mr. Romano at the termination date would become 100% vested, and remain exercisable for a period which is the shorter of one year, the then-remaining term of the stock option or the balance of the then-remaining term of the Amended and Restated Employment Agreement; and (ii) all restricted stock grants held by Mr. Romano at the termination date would become 100% vested. The estimated total amount paid to Mr. Romano in the event of a change of control and termination on December 31, 2006 by the Company without cause or by Mr. Romano for good reason is as follows:

	Base Salary/			Medical, Hospital,
	Accrued	Accelerated	Accelerated	Life Insurance
	Vacation	Options[14]	Restricted Stock	and Disability	Total
Change of Control Payout ($)	($)	($)	($)	($)	($)

550,000	40,434	—	18,510	6,249[15]	615,193

Depending on the nature of the termination, Mr. Romano’s receipt of benefits is subject to compliance with confidentiality, work product assignment, and non-competition/non-solicitation covenants more specifically described in the Amended and Restated Employment Agreement.

Vice Presidents — Change-of-Control Agreements for Messrs. Feeler, Welling, Cooper and Bell provide that in the event of involuntary termination by the Company without cause either (i) at the time of or within 12 months following the occurrence of a change of control, or (ii) at any time prior to a change in control if at the request of an acquirer, these executive officers would be entitled to payment of the Accrued Obligations and (a) a pro rata portion of that year’s target/base bonus amount under the Company’s incentive plan that has accrued as of the date of the termination (the Company is required to pay the incentive bonus payment to the Named Executive Officer within 45 days of the date of such termination in a single lump sum), (b) the continuation of health insurance coverage at

14 Strike price exceeded Fair Market Value on hypothetical termination date.
15 Assumes payment of health and life insurance premiums for 12 months.

the Company’s expense for a period of 12 months, and (c) accelerated vesting of any stock options or restricted stock awards that are outstanding as of the date of termination.

Assuming a change-of-control event occurred on December 31, 2006 followed by an immediate involuntary termination by the Company without cause, Messrs. Feeler, Welling, Cooper and Bell would have been entitled to the following:

	Change of	Base Salary/		Accrued			Accelerated
	Control	Accrued	Unreimbursed	Incentive/	Health	Accelerated	Restricted
	Payout	Vacation	Expenses	Bonus	Insurance[16]	Options[17]	Stock	Total
Named Executive Officer	($)	($)	($)	($)	($)	($)	($)	($)

Jeffrey R. Feeler	120,000	7,027	98	26,460	14,363	—	9,255	177,203
Steven D. Welling	128,750	19,998	1,488	220,680	14,363	—	9,255	394,534
John M. Cooper	125,000	17,480	—	55,688	8,102	—	9,255	215,525
Simon G. Bell	125,000	22,837	219	55,688	14,363	—	9,255	227,362

Prior to receipt of payments and benefits these Named Executive Officers would be required to execute an employee release addressing all rights and claims in existence at the time of such execution, but shall not include employee’s rights under the Change-of-Control Agreements, rights under any employee benefit plan sponsored by the Company; or rights to indemnification under the Company’s charter, bylaws or other governing instruments. Amounts paid in the case of a voluntary termination, death, or physical or mental disability are limited to the Accrued Obligations.

For purposes of the above, change of control is defined to include any of the following events:

•	a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders immediately prior to such merger, consolidation or other reorganization; provided, however, that a public offering of the Company’s securities shall not constitute a corporate reorganization;

•	stockholder approval of the sale, transfer, or other disposition of all or substantially all of the Company’s assets;

•	stockholder approval of a plan of liquidation; or

•	any transaction as a result of which any person is the “beneficial owner”, directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities.

Mr. Romano’s Amended and Restated Employment Agreement provides that a change in control would also apply under a change in the composition of the Board of Directors, as a result of which fewer than 50% of the incumbent directors are directors who either (a) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a change in control or (b) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved.

16 Assumes payment of health insurance premiums for 12 months.
17 Strike price exceeded Fair Market Value on hypothetical termination date.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND DIRECTORS AND OFFICERS

The following tables set forth, as of March 19, 2007, the beneficial ownership (as defined in the rules of the Securities and Exchange Commission) of the Company’s common stock by (a) each person, or group of affiliated persons, who is known by the Company to beneficially own more than 5% of the Company’s common stock; (b) each of the Company’s directors and executive officers; and (c) all directors and executive officers of the Company as a group. Unless otherwise noted, to the knowledge of the Company each beneficial owner identified has sole voting and investment power for the shares indicated. The information provided in the tables below is based on our records, information filed with the SEC and information provided to the Company. Except as otherwise indicated, the address of each of the persons identified in the tables below is as follows: American Ecology Corporation, 300 E. Mallard Drive, Suite 300, Boise, Idaho 83706.

Beneficial ownership is determined in accordance with SEC rules. Shares of the Company’s common stock subject to options currently exercisable within 60 days of March 19, 2007 are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for calculating the percentage ownership of any other person. Percentage of beneficial ownership is based upon 18,224,240 shares of common stock outstanding on March 19, 2007.

(a)	Beneficial Owners

	Number of Shares	Percent of
Name and Address of Beneficial Owner	Beneficially Owned	Class

DG Capital Management, Inc.	1,751,491[18]	9.6%
260 Franklin Street, Suite 1600
Boston, Massachusetts 02110
Edward F. Heil	1,720,966[19]	9.4%
8052 Fisher Island Drive
Fisher Island, Florida 33109
Quaker Investment Trust	909,595[20]	5.0%
309 Technology Drive
Malvern, Pennsylvania 19355

18 Information obtained from Schedule 13G filed on February 14, 2007.
19 Information obtained from Schedule 13D filed on January 30, 2007. As reported on Schedule 13D, the Edward F. Heil, Jr., Sandra Heil and Karen Heil Irrevocable Trust #2 (“Trust”) owns 629,460 shares of Company stock. There is no express agreement between Mr. Heil and the Trust with respect to the acquisition, holding, voting or disposition of the common stock of the Company. The shares held in the Trust should not be deemed an admission that Mr. Heil and the Trust are acting as a group. Mr. Heil disclaims beneficial ownership of the common stock of the Company beneficially owned by the Trust.
20 Information obtained from Schedule 13G filed on February 21, 2007.

(b)	Directors and Executive Officers

Directors	Shares Owned	Right to Acquire[21]	Total	Percent Of Class

Roy C. Eliff	7,100	10,000	17,100	*
Edward F. Heil	1,720,966	—	1,720,966	9.4%
Kenneth C. Leung	4,100	—	4,100	*
John W. Poling	1,000	—	1,000	*
Richard Riazzi	3,100	7,500	10,600	*
Stephen A. Romano	255,749	—	255,749	1.4%
Jimmy D. Ross	1,609	7,500	9,109	*
Richard T. Swope	3,100	—	3,100	*
Executive Officers
Stephen A. Romano	255,749	—	255,749	1.4%
Jeffrey R. Feeler	500	—	500	*
Steven D. Welling	500	—	500	*
John M. Cooper	500	—	500	*
Simon G. Bell	600	—	600	*
All directors and executive officers as a group	1,998,824	25,000	2,023,824	11.1%

*	Represents less than 1%.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, during 2006 the Company had no relationships or related transactions with its officers, directors or securities holders of more than five percent that would require disclosure under Securities and Exchange Commission Regulation S-K, Item 404.

On March 29, 2006 the Board authorized management to enter into an agreement with Sanders Morris Harris, Inc., for which Director Kenneth C. Leung is a Managing Director. This agreement provided for financial advisory services to be furnished to the Company for a monthly retainer plus expenses. During 2006 a total of $10,000 was paid to Sanders Morris Harris, Inc. for these services. Pursuant to the Company’s Code of Ethics for Directors, the engagement of Sanders Morris Harris, Inc. and potential conflict with Mr. Leung’s position as director was brought to the attention of the Chairman of the Corporate Governance Committee and Chief Executive Officer. The proposed engagement was discussed and approved by the Board of Directors following review by legal counsel. Due to this agreement, the Board of Directors of the Company has determined that Mr. Leung shall no longer be considered an independent director. An amended agreement was entered into on January 17, 2007 to provide continued services at a rate of $10,000 per month plus expenses in addition to potential transaction-based compensation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 (“Section 16”) requires that reports of beneficial ownership of common stock and preferred stock, and changes in such ownership, be filed with the SEC by Section 16 “reporting persons” including directors, certain officers, holders of more than 10% of the outstanding common stock or preferred stock, and certain trusts for which reporting persons are trustees. The Company is required to disclose in this Proxy Statement each reporting person whom it knows has failed to file any required reports under Section 16 on a timely basis. Based solely on review of Section 16 reports furnished to the Company and written

21 Shares of the Company’s common stock subject to options currently exercisable within 60 days of March 19, 2007.

statements confirming that no other reports were required, to the Company’s knowledge all Section 16 reports applicable to known reporting persons were timely filed throughout the year except for the following:

Director or Officer	Form Filed	Filing Date	Required Filing Date

Simon G. Bell, Officer	Form 4	5/30/06	5/26/06
Jimmy D. Ross, Director	Form 4	6/1/06	5/30/06
Stephen A. Romano, Officer and Director[22]	Form 4	1/4/07	11/16/06

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2006, no member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries or had any other relationship requiring disclosure by the Company under Item 402 or 404 of Securities and Exchange Commission regulations. During 2006, no executive officer of the Company served as:

•	a member of the Compensation Committee (or other board committee performing equivalent functions) of an unrelated entity, one of whose executive officers served on the Compensation Committee of the Company;

•	a director of an unrelated entity, one of whose executive officers served on the Compensation Committee of the Company; or

•	a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you request one in writing to the following address:  Jeffrey R. Feeler, Secretary, American Ecology Corporation, 300 E. Mallard Drive, Suite 300, Boise, Idaho 83706. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address.

OTHER MATTERS

Management and the Board of Directors of the Company know of no other matters that may come before the Meeting. However, if any matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote all proxies in accordance with their best judgment.

A copy of the Company’s Annual report on Form 10-K for the year ended December 31, 2006, as filed with the SEC, excluding exhibits, may be obtained by stockholders without charge by written request addressed to Investor Relations, 300 E. Mallard Drive, Suite 300, Boise, Idaho 83706 or may be accessed on the Internet at: http://www.americanecology.com.

22 Form was originally filed in good faith by Mr. Romano on 11/16/2006, but was not received at the SEC due to a technical error external to the Company.

AMERICAN ECOLOGY CORPORATION

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen A. Romano and Jeffrey R. Feeler as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of American Ecology Corporation held of record by the undersigned on March 19, 2007, at the Annual Meeting of Stockholders to be held at the law offices of Stoel Rives LLP, 101 S. Capitol Blvd., Suite 1900, Boise, Idaho 83702, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

AMERICAN ECOLOGY CORPORATION

May 17, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

 ■      20733000000000000000   2                                                           052506

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	ELECTION OF DIRECTORS:

NOMINEES:
☐	for all nominees	¡ ¡	Roy C. Eliff Edward F. Heil
☐	withhold authority for all nominees	¡ ¡	Kenneth C. Leung John W. Poling, Sr.
☐	for all except (See instructions below)	¡ ¡	Stephen A. Romano Richard T. Swope

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐

The undersigned acknowledge(s) receipt of the Notice of Annual Meeting and Proxy Statement and Annual Report, both dated March 30, 2007.

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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